EXHIBIT 10.19

Sponsored Research Agreement and Option

Effective as of 1 May 2001 (“Effective Date”) MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH, a Minnesota charitable corporation (MFMER), MAYO CLINIC JACKSONVILLE, a Florida charitable corporation (MAYO) with Kumar Sambamurti, Ph.D., as principal investigator (Investigator), and Axonyx Inc., a corporation having its principal place of business at 825 Third Avenue, 40thFloor, New York, New York 10022 (COMPANY) agree as follows:

Article 1. Project Summary

1.1 –– MAYO will undertake a research project described in the protocol attached hereto and incorporated herein as Exhibit A (Protocol). Summary data about the project is set forth as follows:

(a)	TITLE:	Effects of Cholinergic Drugs on APP Metabolism

(b)	START DATE:	1 May 2001

(c)	PROJECTED COMPLETION DATE:	30 April 2002

(d)	FUNDING AMOUNT:	US $115,000

(e)	PAYMENT PLAN:	US $115,000, due within thirty days of the Effective Date

(f)	CHECKS PAYABLE TO:	Mayo Foundation for Medical Education and Research

(g)	CHECKS MAILED TO:	Mayo Medical Ventures
Office of Technology Transfer
200 First Street S.W.
Rochester, Minnesota 55905
Taxpayer ID No. 41-1506440

(h)	MAYO ADMINISTRATIVE CONTACT:	Susan L. Stoddard, Ph.D.
Mayo Medical Ventures
Office of Technology Transfer
200 First Street S.W.
Rochester, Minnesota 55905
507-284-8878

(i)	COMPANY ADMINISTRATIVE CONTACT:	Michael Strage
Axonyx
825 Third Avenue
40thFloor
New York, New York 10022

1.2 –– Anything contained in the Protocol which is in conflict with anything in this Agreement is superseded by this Agreement.

Article 2. Definitions

2.1           “ MFMER DISCOVERIES” shall be all inventions, innovations, discoveries and other developments, whether or not patentable, of MFMER, arising out of research carried out by MAYO under the provisions of this Agreement.

2.2           “PROTOCOL” shall be the research project undertaken by Investigator and MAYO and described in the protocol attached hereto and incorporated herein as Exhibit A.

Article 3. Inventions, Discoveries and Patents

3.1 –– MFMER shall own all MFMER DISCOVERIES arising out of research carried out under the provisions of this Agreement.

3.2 –– MFMER agrees that any MFMER DISCOVERIES arising out of MAYO’s performance of this Protocol, shall be promptly disclosed in writing by MFMER to COMPANY, with sufficient data and supporting information to allow COMPANY a reasonable opportunity to assess its interest. MFMER hereby grants the COMPANY an exclusive, worldwide option to become an exclusive licensee for any such MFMER DISCOVERY.

3.3 –– COMPANY’s option must be exercised and communicated to MFMER in writing within one hundred and fifty (150) days after MFMER notifies COMPANY in writing of the MFMER DISCOVERY under the Study.

3.4 –– The Investigator shall provide COMPANY with the information COMPANY reasonably needs to exercise its option.

3.5 –– If COMPANY exercises its option, then MFMER and COMPANY shall negotiate in good faith towards achieving a mutually agreeable license agreement, which shall include standard financial terms such as royalties. Said negotiations must be concluded within one hundred eighty (180) days from the date COMPANY exercises its option, unless the time period for negotiations is extended in writing by mutual agreement.

3.6 –– Upon the expiration of the unexercised option or the license agreement negotiation period, whichever event occurs later, MFMER shall have no further obligation to COMPANY with regard to the specific MFMER DISCOVERY under consideration.

Article 4. Payment and Repo

4.1 During the period of this Agreement, COMPANY shall pay MFMER a total of ONE HUNDRED FIFTEEN THOUSAND DOLLARS (US $115,000) in Sponsored Research as specified in -Section 1. 1 (e) hereto.

4.2           COMPANY shall pay MFMER TEN THOUSAND DOLLARS (US $10,000) within thirty (30) days of the Effective Date of this Agreement as a consideration royalty for the exclusive, worldwide option granted by MAYO, pursuant to Section 3.2 hereto

4.3           MAYO and the COMPANY agree to discuss the ongoing research at times and in venues convenient for both parties.

Article 5. Publication

5.1 –– MAYO and Investigator reserve the right to present at scientific meetings and publish the results of work completed under this Agreement. COMPANY will be provided with copies of abstracts for presentation and manuscripts at the time such information is submitted for presentation or publication. MFMER may be required to delay presentation or publication for a reasonable period of time to allow for the filing of any appropriate patent application. COMPANY understands that MFMER may choose to file patents prior to the presentation or publication of research results.

Article 6. Use of Name

6.1 –– COMPANY, MFMER, and MAYO shall not use, expressly or by implication,

(a)           Any trademark, trade name, or any contraction, abbreviation, simulation, or adaptation thereof of the other party; or

(b)           The name of any of other party’s staff;

in any news release, publicity, policy recommendation, advertising, product promotion or any commercial communication without the express written approval of the other party.

Article 7. Indemnification and Negation of Warranties

7.1 –– COMPANY agrees to indemnify, defend and hold harmless MFMER, MAYO, their trustees, officers, employees and agents (the “ INDEMNITIES”) from (1) any claims, loss, damage, arising from COMPANY’s use of the research performed under this agreement and (2) any liability and expenses (including attorney’s fees) arising out of an injury or condition allegedly caused by the administration of the drug or device being tested. Notwithstanding the above, COMPANY shall not be responsible for indemnifying the INDEMNITIES for any liability proven to be due to the INDEMNITIES’ negligence, willful misconduct or research contrary to the Protocol. In the event that COMPANY defends the INDEMNITIES and proof of the foregoing is established, the INDEMNITIES shall reimburse COMPANY for all costs and expenses incurred by COMPANY in such defense. COMPANY agrees not to compromise or settle any claim against the INDEMNITIES without the prior written approval of the INDEMNITIES.

8.2 –– MFMER and MAYO make no representations or warranties, expressed or implied, regarding their performance under this Agreement, including but not limited to, the marketability, use or fitness for any particular purpose of the research results developed under this work, or that such results do not infringe upon any third party property rights. Further, MFMER and MAYO shall not be liable for special, consequential, or incidental damages, and MFMER’s and MAYO’s sole liability for damages hereunder shall be a sum equal to the amount paid by COMPANY to MFMER and MAYO under this Agreement.

Article 8. Fiscal Management

8.1 –– MFMER and MAYO shall maintain complete and accurate accounting records in accordance with accepted accounting practices. These records shall be available for inspection, review and audit at reasonable times by COMPANY, or its duly authorized representative, at COMPANY’s expense, for one (1) year following the end of the calendar year in which such costs are incurred.

8.2 –– MAYO shall retain title to equipment and all other items purchased with funds provided by COMPANY.

Aritcle 9. Termination

9.1 –– If for any reason Investigator becomes unavailable to direct the performance of the work under this Agreement, MAYO shall notify COMPANY. If the parties are unable to identify a mutually acceptable successor, this Agreement may be terminated by either party upon ten (10) days written notice, in which case MAYO shall return the sponsored research funds provided pursuant to Section 1. 1 (e) hereto on a prorated basis.

9.2 –– This Agreement may be terminated by either party, by providing written notice of such termination at least ninety (90) prior to such termination. If this Agreement is terminated by COMPANY, MAYO shall retain all funds provided under Sections 1. 1 (e) and 4.2 hereto, and shall have no further obligations to COMPANY, unless COMPANY terminates because the Principal Investigator ceases work on the project, in which case MAYO shall return the sponsored research funds provided pursuant to Section 1. 1 (e) hereto on a prorated basis. If this Agreement is terminated by MAYO, MAYO shall return the sponsored research ftmds provided pursuant to Section 1. 1 (e) hereto on a prorated basis.

9.3 –– The rights and obligations of each party specified in Sections 3, 5 and 6 survive the Termination of this contract:

Article 10. General

10. 1 –– This Agreement may be amended only by the written agreement of the parties.

10.2 –– This Agreement may not be assigned by MFMER, MAYO or COMPANY without the prior written consent of the other parties.

10.3 –– The captions and headings used in -this Agreement are for convenience and reference only and are not a part of this Agreement.

10.4 –– All notices shall be in writing and shall be effective when mailed. Notices should be sent to the respective administrative contacts set forth in paragraph 1.1 (h) and (i) of this Agreement.

10.5 –– This Agreement and its effects are subject to and shall be construed and enforced in accordance with the laws of the State of Minnesota, exclusive of choice of law provisions.

10.6 –– Both parties agree that execution of this Agreement may be effected by the receipt of facsimile signatures.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH		AXONYX, INC.

By	/s/ Rick S. Colin	By	/s/ Michael M. Strage

Title	Assistant Treasurer	Title	Chief Administrative Officer

Date	4/10/01	Date	4/18/01

Read and Understood:
MAYO CLINIC JACKSONVILLE		PRINCIPAL INVESTIGATOR KUMAR SAMBAMURTI, PH.D

By	/s/ Jeff Schults	By	/s/ Kumar Sambamurti

Title	Chair, Division of Research Services	Title	Assistant Professor

Date	4/16/01	Date	4/13/01